Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Contact:	Investor Relations Contact:
Holly Burkhart	Michael Magaro
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-8463	(650) 846-5747
hburkhart@tibco.com	mmagaro@tibco.com

TIBCO SOFTWARE REPORTS

THIRD QUARTER FINANCIAL RESULTS

Solid Year-Over-Year Growth in Total Revenue, License Revenue and Operating Profits

PALO ALTO, Calif., September 28, 2006 – TIBCO Software Inc. (Nasdaq:TIBX), a leading business integration and process management software company that enables real-time business, today announced results for its third fiscal quarter, which ended on September 3, 2006.

Total revenue for the third quarter of fiscal 2006 was $120.4 million, and net income was $11.3 million, or $0.05 per diluted share. This compares to total revenue of $105.9 million and net income of $13.8 million, or $0.06 per diluted share, as reported for the third quarter of fiscal 2005. Net income includes employee stock-based compensation expense due to the newly adopted SFAS 123(R) of $3.5 million for the third quarter of fiscal 2006. Net income prior to fiscal 2006 did not include employee stock-based compensation expense related to SFAS 123(R).

On a non-GAAP basis, net income for the third quarter of fiscal 2006 was $15.5 million or $0.07 per diluted share, compared with $10.2 million or $0.05 per diluted share for the third quarter of fiscal 2005. Non-GAAP operating income for the third quarter of fiscal 2006 was $19.8 million, resulting in non-GAAP operating margins of 16.4%. This compares to non-GAAP operating income of $15.1 million, or 14.3% in the third quarter of fiscal 2005. Non-GAAP results exclude stock-based compensation expense, amortization of acquired intangible assets, restructuring charges and gains on sales of certain equity investments, and assume a non-GAAP effective tax rate of 37% for fiscal 2006 and 38% for fiscal 2005.

“Our business grew at a healthy rate in the quarter, and we are seeing increased momentum across our business” said Vivek Ranadivé, Chairman and CEO of TIBCO. “As we look ahead to Q4 and fiscal 2007, we will focus on expanding our customer base and deepening our presence and expertise in specific vertical markets.”

Highlights for TIBCO’s Third Quarter of Fiscal 2006

•	TIBCO closed 11 license deals over $1 million and made significant sales to both new and existing customers, including Con-Way Transportation Services, Comcast Media Center, Alaska Airlines, State of Texas and Armstrong World Industries

•	Solid performance across key verticals including Finance, Telecommunications, Government, Manufacturing, Healthcare and Consumer Packaged Goods

•	Geographic year over year growth across all major regions

•	Cash flow from operations for Q3 of $48.1 million; year-to-date cash flow from operations of $93.8 million, which represents more than all of fiscal 2005

•	Broad demand across product platform with particular strength in core service-oriented architecture (SOA) offerings

Conference Call Details

The conference call will be held at 2:00 p.m. Pacific Time. The conference call will be hosted by Thomson Financial and may be accessed over the Internet at www.tibco.com or via dial-in at (888) 857-6932 or (719) 457-2619. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight on October 28, 2006 at www.tibco.com or via dial-in at (888) 203-1112 or (719) 457-0820. The pass code for both the call and the replay is 4790427.

About TIBCO

TIBCO Software Inc. (NASDAQ:TIBX) is a leading business integration and process management software company that enables real-time business. Real-time business is about giving organizations the ability to sense and respond to changes and opportunities as they arise. TIBCO has delivered the value of real-time business, what TIBCO calls The Power of Now®, to over 2,500 customers around the world and in a wide variety of industries. To learn about TIBCO’s solutions for service-oriented architecture (SOA), business process management (BPM) and business optimization, contact TIBCO at +1 650-846-1000 or on the Web at www.tibco.com. TIBCO is headquartered in Palo Alto, California.

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TIBCO, the TIBCO logo, The Power of Now, and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

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Non-GAAP Financial Information

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of Non-GAAP Measures to GAAP.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, TIBCO’s focus on expanding its customer base and deepening its presence and expertise in specific vertical markets and TIBCO’s increased momentum across its business. Because these forward-looking statements involve risks and uncertainties, important factors could cause actual results to differ materially from such forward-looking statements. These factors include: fluctuations in the demand for integration software or economic conditions affecting the market for integration software; TIBCO’s ability to develop and sell products for specific vertical markets; and TIBCO’s ability to compete with other enterprise software providers. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2005 and Quarterly Report on Form 10-Q for the quarter ended June 4, 2006. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	September 3, 2006	November 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$124,932	$208,756
Short-term investments	396,409	268,882
Accounts receivable, net	93,341	121,159
Accounts receivable from related parties	—	1,243
Other current assets	34,290	18,111

Total current assets	648,972	618,151

Property and equipment, net	113,372	116,457
Goodwill	268,708	261,075
Acquired intangible assets, net	57,539	64,742
Long-term deferred income tax assets	28,957	27,440
Other assets	36,015	34,559

Total assets	$1,153,563	$1,122,424

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,501	$9,656
Accrued liabilities	56,005	59,872
Accrued restructuring and excess facilities costs	5,049	5,840
Deferred revenue	88,472	82,300
Long-term debt, current portion	1,868	1,798

Total current liabilities	161,895	159,466

Accrued excess facilities costs, less current portion	20,372	24,149
Deferred revenue, less current portion	4,008	—
Deferred income tax liabilities, less current portion	11,203	13,875
Long-term debt, less current portion	46,935	48,345
Other long-term liabilities	4,133	2,970

Total long-term liabilities	86,651	89,339

Total liabilities	248,546	248,805

Total stockholders’ equity	905,017	873,619

Total liabilities and stockholders’ equity	$1,153,563	$1,122,424

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Nine Months Ended
	September 3, 2006	August 28, 2005	September 3, 2006	August 28, 2005
Revenue:
License revenue:
Non-related parties	$51,076	$44,365	$151,738	$121,097
Related parties	—	—	—	16,038

Total license revenue	51,076	44,365	151,738	137,135

Service and maintenance revenue:
Non-related parties	67,620	58,488	199,112	164,082
Related parties	—	1,404	—	5,740
Reimbursable expenses	1,707	1,688	5,380	4,522

Total service and maintenance revenue	69,327	61,580	204,492	174,344

Total revenue	120,403	105,945	356,230	311,479
Cost of revenue:
Cost of license	3,422	2,994	10,764	9,060
Cost of service and maintenance	30,048	28,040	87,519	80,947

Total cost of revenue	33,470	31,034	98,283	90,007

Gross Profit	86,933	74,911	257,947	221,472

Operating expenses:
Research and development	20,957	18,073	64,908	51,529
Sales and marketing	40,121	34,392	118,184	103,690
General and administrative	10,908	8,814	31,658	27,269
Restructuring charge	—	162	—	3,905
Amortization of acquired intangible assets	2,364	2,317	7,091	6,515

Total operating expenses	74,350	63,758	221,841	192,908

Income from operations	12,583	11,153	36,106	28,564
Interest income	5,319	3,150	14,675	9,532
Interest expense	(702)	(670)	(2,002)	(2,040)
Other income, net	1,037	(1,142)	1,145	(383)

Income before income taxes	18,237	12,491	49,924	35,673
Provision for (benefit from) income taxes	6,987	(1,358)	8,601	(10,295)

Net income	$11,250	$13,849	$41,323	$45,968

Net income per share—Basic	$0.05	$0.07	$0.20	$0.21

Shares used to compute net income per share—Basic	207,616	212,308	209,323	213,870

Net income per share—Diluted	$0.05	$0.06	$0.19	$0.21

Shares used to compute net income per share—Diluted	214,498	219,775	218,150	223,747

Net income for the three and nine months ended September 3, 2006, include stock-based compensation of $3.5 million and $11.8 million, respectively, under the recently adopted SFAS 123(R). Total stock-based compensation was $0.1 million for the first nine months of fiscal year 2005 in accordance with APB 25.

TIBCO Software Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended
	September 3, 2006	August 28, 2005
Cash flows from operating activities:
Net income	$41,323	$45,968
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	11,625	11,394
Amortization of acquired intangible assets	11,083	11,143
Stock-based compensation	11,751	110
Realized (gain) loss on investments, net	(833)	250
Deferred income tax	(10,816)	(20,096)
Tax benefits related to stock options	9,675	—
Excess tax benefits from stock-based compensation	(8,814)	—
Other non-cash adjustments, net	(16)	—
Changes in assets and liabilities:
Accounts receivable	27,840	22,109
Accounts receivable from related parties	1,243	1,779
Other assets	(3,039)	1,781
Accounts payable	914	2,748
Accrued liabilities, restructuring and excess facilities costs	(8,230)	(13,055)
Deferred revenue	10,126	6,570

Net cash provided by operating activities	93,832	70,701

Cash flows from investing activities:
Purchases of short-term investments	(341,079)	(192,260)
Proceeds from sales and maturities of short-term investments	214,514	173,502
Purchases of private equity investments	(76)	(311)
Proceeds from sales of private equity investments	1,488	—
Cash used in acquisitions, net of cash received	—	(24,849)
Purchases of property and equipment	(8,667)	(11,753)
Restricted cash and short-term investments pledged as security	(1,309)	(546)

Net cash used for investing activities	(135,129)	(56,217)

Cash flows from financing activities:
Proceeds from issuance of common stock	14,627	14,344
Repurchase of common stock	(66,791)	(33,424)
Excess tax benefits from stock-based compensation	8,814	—
Principal payments on long term debt	(1,340)	(1,273)

Net cash used for financing activities	(44,690)	(20,353)

Effect of exchange rate changes on cash	2,163	(3,251)

Net change in cash and cash equivalents	(83,824)	(9,120)
Cash and cash equivalents at beginning of period	208,756	180,849

Cash and cash equivalents at end of period	$124,932	$171,729

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes gains and losses on equity investments, costs related to formal restructuring plans, stock-based compensation related to employee stock options, the amortization of purchased intangible assets and charges for acquired in-process research and development, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. First, it provides a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods, particularly given the adoption of SFAS 123(R) this fiscal year and the changes it has introduced for calculating stock-based compensation expenses relative to prior periods. Second, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management. And, third, the non-GAAP measures facilitate comparison with other peer companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Restructuring Activities

TIBCO has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

Investment Activities

TIBCO records gains or losses on its equity investments based on its pro-rata share of gains or the net losses of the investment. These gains or net losses are included in TIBCO’s GAAP presentation of operating income, net income and net income per share. TIBCO’s business is not to invest in third parties, and such investments do not constitute a material portion of TIBCO’s assets. The timing and magnitude of gains and losses are unpredictable, as they are inherently based on the performance of the third party subject to a particular investment. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items do not necessarily reflect expected future operating expense or income, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

Stock-based Compensation

TIBCO has incurred stock-based compensation expense as determined under SFAS 123(R) for fiscal year 2006, and under APB 25 for earlier comparable periods in its GAAP financial results. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. The exclusion of stock-based compensation from the non-GAAP measures is done to allow a consistent comparison of TIBCO’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal 2006 per TIBCO’s adoption of SFAS 123(R). The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods (including prior periods following the adoption of SFAS 123(R)). Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets is inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

The following table is a reconciliation of non-GAAP measures to GAAP for the third quarter and first nine months of fiscal 2006 and 2005.

TIBCO Software Inc.

Reconciliation of Non-GAAP Measures to GAAP

(unaudited)

(in thousands, except net income per share)

	Three Months Ended				Nine Months Ended
	September 3, 2006		August 28, 2005		September 3, 2006		August 28, 2005
	Operating	Net	Operating	Net	Operating	Net	Operating	Net
	Income	Income	Income	Income	Income	Income	Income	Income
Non-GAAP	$19,764	$15,548	$15,135	$10,213	$58,940	$45,373	$43,721	$31,514
Amortization of intangible assets—cost of revenue	(1,331)	(1,331)	(1,434)	(1,434)	(3,992)	(3,992)	(4,628)	(4,628)
Amortization of intangible assets—operating expense	(2,363)	(2,363)	(2,317)	(2,317)	(7,091)	(7,091)	(6,515)	(6,515)
Stock compensation—cost of revenue	(437)	(437)	(4)	(4)	(1,614)	(1,614)	(13)	(13)
Stock compensation—R&D expense	(742)	(742)	(3)	(3)	(2,760)	(2,760)	(9)	(9)
Stock compensation—S&M expense	(1,047)	(1,047)	(62)	(62)	(3,418)	(3,418)	(86)	(86)
Stock compensation—G&A expense	(1,261)	(1,261)	—	—	(3,959)	(3,959)	(1)	(1)
Restructuring charge	—	—	(162)	(162)	—	—	(3,905)	(3,905)
Realized gain on sales of private equity investment		738		—		738	—	—
Income tax adjustment for non-GAAP(1)		2,145		7,618		18,046		29,611

GAAP	$12,583	$11,250	11,153	$13,849	$36,106	$41,323	$28,564	$45,968

Non-GAAP net income per share—Diluted		$0.07		$0.05		$0.21		$0.14

GAAP net income per share—Diluted		$0.05		$0.06		$0.19		$0.21

Shares used to compute net income per share—Diluted		214,498		219,775		218,150		223,747

(1)	The estimated non-GAAP effective tax rate was 37% and 38% for 2006 and 2005, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes. This non-GAAP tax rate also adjusts for the impact of changes in the valuation allowance recorded against our deferred tax asset.